                                                                       EXHIBIT A
                 STARRETT HOUSING CORPORATION AND SUBSIDIARIES
                EXHIBIT SETTING FORTH THE COMPUTATION OF PRIMARY
                         EARNINGS PER SHARE INFORMATION
      (Dollars and number of shares in thousands except per share amounts)

                                                                              Year Ended December 31,
                                                                              -----------------------
                                                                       1994             1993            1992
                                                                      ------           ------          ------
Common and common equivalent
 shares used in computing earnings
 per share  . . . . . . . . . . . . . . . . . . . . . . . .            6,261            6,356            6,417
                                                                      ======           ======           ======

Income before extraordinary item and
 cumulative effect of accounting
 change . . . . . . . . . . . . . . . . . . . . . . . . . .           $6,159           $2,140           $  284
                                                                      ======           ======           ======

Net Income  . . . . . . . . . . . . . . . . . . . . . . . .           $6,159           $2,140           $2,395
                                                                      ======           ======           ======


Income before extraordinary item and
 cumulative effect of accounting change . . . . . . . . . .             $.98             $.34             $.04

Extraordinary item  . . . . . . . . . . . . . . . . . . . .                                                .13

Cumulative effect of accounting change  . . . . . . . . . .                                                .20
                                                                      ------           ------           ------

Net Income  . . . . . . . . . . . . . . . . . . . . . . . .             $.98             $.34             $.37
                                                                        ====             ====             ====





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